Exhibit 10.6

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

FORD CREDIT AUTO OWNER TRUST 2019-A,
as Issuer

FORD MOTOR CREDIT COMPANY LLC,
as Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer

Dated as of March 1, 2019

i

Section 7.7.	No Waiver; Remedies	17
Section 7.8.	Severability	17
Section 7.9.	Headings	17
Section 7.10.	Counterparts	17

Schedule A — Review Materials
Schedule B — Representations and Warranties and Tests

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of March 1, 2019 (this “Agreement”), among FORD CREDIT AUTO OWNER TRUST 2019-A, a Delaware statutory trust, as Issuer, FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Servicer, and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company, as Asset Representations Reviewer.

BACKGROUND

In the normal course of its business, Ford Credit purchases retail installment sale contracts secured by new and used cars, light trucks and utility vehicles from motor vehicle dealers.

In connection with a securitization transaction sponsored by Ford Credit, Ford Credit sold a pool of Receivables consisting of retail installment sale contracts to the Depositor, who sold them to the Issuer.

The Issuer has granted a security interest in the pool of Receivables to the Indenture Trustee, for the benefit of the Secured Parties, as security for the Notes issued by the Issuer under the Indenture.

The Issuer has determined to engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with the representations and warranties made by Ford Credit and the Depositor about the Receivables in the pool.

The parties agree as follows.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Agreement are defined in Appendix A to the Sale and Servicing Agreement, dated as of March 1, 2019, among Ford Credit Auto Owner Trust 2019-A, as Issuer, Ford Credit Auto Receivables Two LLC, as Depositor, and Ford Motor Credit Company LLC, as Servicer.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.

Section 1.2.                                 Additional Definitions.  The following terms have the meanings given below:

“Confidential Information” has the meaning stated in Section 4.9(b).

“Contract” has the meaning stated in Schedule A.

“Information Recipient” has the meaning stated in Section 4.9(a).

“Indemnified Parties” has the meaning stated in Section 4.6(a).

“Issuer PII” has the meaning stated in Section 4.10(a).

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.10(a).

“Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Review Receivable according to Section 3.4.

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for a Review and a Review Receivable, the documents and other materials listed in Schedule A, as applicable.

“Review Report” means, for a Review, the report of the Asset Representations Reviewer as described in Section 3.5.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

Section 1.3.                                 Review Materials and Test Definitions.  Capitalized terms or terms or phrases in quotation marks used in the Tests, if not defined in Appendix A to the Sale and Servicing Agreement or in this Agreement, including Schedule A to this Agreement, refer to sections, titles or terms in the Contract or other Review Materials.

ARTICLE II
ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1.                                 Engagement; Acceptance.  The Issuer engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer.  Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2.                                 Confirmation of Status.  The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III
ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1.                                 Review Notices.  On receipt of a Review Notice from the Indenture Trustee according to Section 7.2 of the Indenture, the Asset Representations Reviewer will start a Review.  The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice is received.

Section 3.2.                                 Identification of Review Receivables.  Within ten Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer and the Indenture Trustee a list of the Review Receivables.

Section 3.3.                                 Review Materials.

(a)                                 Access to Review Materials.  The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Review Receivables within 60 days after receipt of the Review Notice in one or more of the following ways: (i) by providing access to the Servicer’s receivables systems, either remotely or at an office of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer where the Receivable Files are located or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer.  The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials for the Review.

(b)                                 Missing or Insufficient Review Materials.  The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test.  If the Asset Representations Reviewer determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than 20 days before completing the Review.  The Servicer will have 15 days to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct the insufficiency.  If the missing Review Materials or other documents have not been provided by the Servicer within 15 days, the related Review Receivable will have a Test Fail for the Test or Tests that require use of the missing or insufficient Review Materials.  If the Contract for any Review Receivable is not provided or is illegible, the Asset Representations Reviewer will be unable to perform any Tests and the related Review Receivable will have an overall Test Fail for all Tests.  In either of these cases, the Test or Tests will be considered completed and the Review Report will report a Test Fail for the related Review Receivable or applicable representation or warranty and the reason for the Test Fail.

Section 3.4.                                 Performance of Reviews.

(a)                                 Test Procedures.  For a Review, the Asset Representations Reviewer will perform for each Review Receivable the procedures listed under “Tests” in Schedule B for each representation and warranty (each, a “Test”), using the Review Materials necessary to perform the procedures as stated in the Test.  For each Test and Review Receivable, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).  If a Test or part of a Test cannot be performed for a Review Receivable because the Test circumstances do not apply to the Review Receivable, the Test will be considered to be satisfied and will be reported as a Test Pass.

(b)                                 Review Period.  The Asset Representations Reviewer will complete the Review of all of the Review Receivables within 60 days after receiving access to the Review Materials under Section 3.3(a).  However, if missing or additional Review Materials are provided to the

Asset Representations Reviewer under Section 3.3(b), the Review period will be extended for an additional 30 days.

(c)                                  Completion of Review for Certain Review Receivables.  Following the delivery of the list of the Review Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Receivable is paid in full by the Obligor or purchased from the Issuer by the Sponsor, the Depositor or the Servicer according to the Transaction Documents.  If such a notice is received, the Asset Representations Reviewer will immediately terminate all Tests of such Receivable and the Review of the Receivable will be considered complete (a “Test Complete”).  In this case, the Asset Representations Reviewer will report a Test Complete for the Receivable on the Review Report and the related reason.

(d)                                 Previously Reviewed Receivable; Duplicative Tests.  If a Review Receivable was included in a prior Review, the Asset Representations Reviewer will not perform any Tests on it, but will report the results of the previous Tests in the Review Report for the current Review and note that the results relate to a prior Review.  If the same Test is required for more than one representation or warranty listed on Schedule B, the Asset Representations Reviewer will only perform the Test once for each Review Receivable but will report the results of the Test for each applicable representation and warranty on the Review Report.

(e)                                  Termination of Review.  If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten days before that Payment Date.  On receipt of notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

Section 3.5.                                 Review Reports.  Within five days after the end of the Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Sponsor, the Depositor, the Issuer, the Servicer and the Indenture Trustee a Review Report indicating for each Review Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Review Receivable was an overall Test Fail (for a missing or illegible Contract) or a Test Complete.  For each Test Fail, overall Test Fail or Test Complete, the Review Report will indicate the related reason.  The Review Report will contain a summary of the Review results to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received.  The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII.  On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional detail on the Test results.

Section 3.6.                                 Review Representatives.

(a)                                 Servicer Representative.  The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Review, including responding to requests and answering questions from the Asset Representations Reviewer about the Review Materials or Tests, access to Review Materials on the Servicer’s originations, receivables or other systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b)                                 Asset Representations Reviewer Representative.  The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Servicer during the performance of a Review.

(c)                                  Questions About Review.  The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Indenture Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the Review Report.  The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from a Noteholder or any other Person and will direct such Persons to submit written questions or requests to the Indenture Trustee.

Section 3.7.                                 Dispute Resolution.  If a Receivable that was Reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section 2.6 of the Sale and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding.  The reasonable expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 2.6 of the Sale and Servicing Agreement.  However, if such expenses are not paid by a party to the dispute resolution within 90 days after the end of the proceeding, the expenses will be paid by the Issuer according to Section 4.3(d).

Section 3.8.                                 Limitations on Review Obligations.

(a)                                 Review Process Limitations.  The Asset Representations Reviewer is not obligated to:

(i)                                     determine whether a Delinquency Trigger has occurred or whether the required percentage of the Noteholders has voted to direct a Review under the Indenture, and may rely on the information in any Review Notice delivered by the Indenture Trustee;

(ii)                                  determine which Receivables are subject to a Review, and may rely on the lists of Review Receivables provided by the Servicer;

(iii)                               obtain or confirm the validity of the Review Materials and may rely on the accuracy and completeness of the Review Materials and will have no liability for any errors in the Review Materials;

(iv)                              obtain missing or insufficient Review Materials from any party or any other source; or

(v)                                 take any action or cause any other party to take any action under any of the Transaction Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Review Receivables.

(b)                                 Testing Procedure Limitations.  The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Tests” in Schedule A, and will not be obligated to perform additional procedures on any Review Receivable or to provide any information other than a Review Report.  However, the Asset Representations Reviewer may provide additional information in a Review Report about any Review Receivable that it determines in good faith to be material to the Review.

ARTICLE IV
ASSET REPRESENTATIONS REVIEWER

Section 4.1.                                 Representations and Warranties .  The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a)                                 Organization and Qualification.  The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)                                 Power, Authority and Enforceability.  The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Asset Representations Reviewer’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d)                                 No Proceedings.  To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e)                                  Eligibility.  The Asset Representations Reviewer meets the eligibility requirements in Section 5.1.

Section 4.2.                                 Covenants.  The Asset Representations Reviewer covenants and agrees that:

(a)                                 Eligibility.  It will notify the Issuer and the Servicer promptly if it no longer meets the eligibility requirements in Section 5.1.

(b)                                 Review Systems; Personnel.  It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Review Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement.  The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Reviews as required by this Agreement.

(c)                                  Maintenance of Review Materials.  It will maintain copies of any Review Materials, Review Reports and other documents relating to a Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement.

Section 4.3.                                 Fees and Expenses.

(a)                                 Annual Fee.  The Issuer will, or will cause the Administrator to, pay the Asset Representations Reviewer as compensation for acting as the Asset Representations Reviewer under this Agreement an annual fee separately agreed to by the Issuer and the Asset Representations Reviewer.  The annual fee will be paid as agreed by the Issuer and the Asset Representations Reviewer until this Agreement is terminated.

(b)                                 Review Fee.  Following the completion of a Review and the delivery to the Indenture Trustee of the Review Report, or the termination of a Review according to Section 3.4(e), and the delivery to the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $230 for each Review Receivable for which the Review was started (the “Review Fee”).  However, no Review Fee will be paid for any Review Receivable which was included in a prior Review or for which no Tests were completed before the Asset Representations Reviewer received notice of termination of the Review according to Section 3.4(e) or due to missing or insufficient Review Materials under Section 3.3(b).  If a detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuer starting on or before the Payment Date in that month.  However, if the Review is terminated according to Section 3.4(e), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than five Business Days before the final Payment Date to be reimbursed no later than the final Payment Date.

(c)                                  Reimbursement of Travel Expenses.  If the Servicer provides access to the Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review on receipt of a detailed invoice.

(d)                                 Dispute Resolution Expenses.  If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.7 and its reasonable expenses for participating in the proceeding are not paid by a party to the dispute resolution within 90 days after the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses on receipt of a detailed invoice.

(e)                                  Payments by Issuer.  All amounts payable by the Issuer under this Section 4.3 will be payable according to the priority of payments in Section 8.2 of the Indenture.

Section 4.4.                                 Limitation on Liability.  The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement.  In no event will the Asset Representations Reviewer be liable for special, punitive, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.5.                                 Indemnification by Asset Representations Reviewer .  The Asset Representations Reviewer will indemnify each of the Issuer, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities (including the fees and expenses of defending itself against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by that Person to enforce the indemnification obligations of the Asset Representations Reviewer) resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.  The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.6.                                 Indemnification of Asset Representations Reviewer.

(a)                                 Indemnification.  The Issuer will, or will cause the Administrator to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all fees, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the fees and expenses of defending itself against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the indemnification obligations of the Issuer and the Administrator), but excluding any fee, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.

(b)                                 Proceedings.  If an Indemnified Person receives notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.6(a), promptly notify the Issuer and the Administrator of the Proceeding.  The Issuer or the Administrator may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Issuer or the Administrator notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer or the Administrator assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Issuer and the Administrator will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Administrator, as applicable, and an Indemnified Person.  If there is a conflict, the Issuer or the Administrator will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Issuer and the Administrator and the Indemnified Person, which approval will not be unreasonably withheld.

(c)                                  Survival of Obligations.  The obligations of the Issuer and the Administrator under this Section 4.6 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d)                                 Repayment.  If the Issuer or the Administrator makes a payment to an Indemnified Person under this Section 4.6 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Issuer or the Administrator, as applicable.

Section 4.7.                                 Review of Asset Representations Reviewer’s Records.  The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Asset Representations Reviewer’s normal business hours, to have access to and review the facilities, processes, books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement.  In addition, the Asset Representations Reviewer will permit the Issuer’s, the Servicer’s or the Administrator’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees.  Any access and review will be subject to the Asset Representations Reviewer’s confidentiality and privacy policies.  The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.8.                                 Delegation of Obligations.  The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.

Section 4.9.                                 Confidential Information.

(a)                                 Treatment.  The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.9, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information.  The Confidential Information will not, without the consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (each, an “Information Recipient”) other than for the purposes of performing Reviews of Review Receivables or performing its obligations under this Agreement.  The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by Ford Credit or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b)                                 Definition.  “Confidential Information” means oral, written and electronic materials (regardless of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i)                                     lists of Review Receivables and any related Review Materials;

(ii)                                  origination and servicing guidelines, policies and procedures, and form contracts; and

(iii)                               notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by an Information Recipient, (B) was available to, or becomes available to, an Information Recipient on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipient who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipient, (C) is independently developed by an Information Recipient without the use of the Confidential Information, as shown by the Information Recipient’s files and records or other evidence in its possession or (D) the Issuer or the Servicer gives permission to the Information Recipient to release.

(c)                                  Protection.  The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.  The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(d)                                 Disclosure.  If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information.  However, before a required disclosure, the Asset Representations Reviewer, if permitted by applicable law, regulation, rule or order, will use its reasonable efforts to notify the Issuer and the Servicer of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information.  If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e)                                  Responsibility for Information Recipients.  The Asset Representations Reviewer will be responsible for a breach of this Section 4.9 by its Information Recipients.

(f)                                   Violation.  The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Issuer or the Servicer to enforce this Section 4.9, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.

Section 4.10.                          Personally Identifiable Information.

(a)                                 Definitions.  “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual.  “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b)                                 Use of Issuer PII.  The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement.  The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes.  The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection.  The Asset Representations Reviewer will protect and secure Issuer PII.  The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement.  The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement.  These safeguards will include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (including intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c)                                  Additional Limitations.  In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i)                                     The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform a Review, (B) with the consent of the Issuer or (C) as required by applicable law.  When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task.  The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii)                                  The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the consent of the Issuer.

(d)                                 Notice of Breach.  The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e)                                  Return or Disposal of Issuer PII.  Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer.  Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f)                                   Compliance; Modification.  The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.10.  The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary for either party to comply with applicable law.

(g)                                  Audit of Asset Representations Reviewer.  The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.10 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits.  The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 4.10 with the inspections described in Section 4.7.  The Asset Representations Reviewer will also permit the Issuer during normal business hours on reasonable advance notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h)                                 Affiliates and Third Parties.  If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party.  The Affiliate or third party may enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V
RESIGNATION AND REMOVAL;
SUCCESSOR ASSET REPRESENTATIONS REVIWER

Section 5.1.                                 Eligibility Requirements for Asset Representations Reviewer.  The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Sponsor or any Underwriter to perform any due diligence on the Receivables prior to the Closing Date.

Section 5.2.                                 Resignation and Removal of Asset Representations Reviewer.

(a)                                 No Resignation.  The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless it determines it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law.  The Asset Representations Reviewer will notify the Issuer and the Servicer of its resignation as soon as practicable after it determines it is required to resign and stating the resignation date, including an Opinion of Counsel supporting its determination.

(b)                                 Removal.  If any of the following events occur, the Issuer may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement by notifying the Asset Representations Reviewer:

(i)                                     the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii)                                  the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)                               an Insolvency Event of the Asset Representations Reviewer occurs.

(c)                                  Notice of Resignation or Removal.  The Issuer will notify the Servicer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d)                                 Continue to Perform After Resignation or Removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).

Section 5.3.                                 Successor Asset Representations Reviewer .

(a)                                 Engagement of Successor Asset Representations Reviewer.  Following the resignation or removal of the Asset Representations Reviewer, the Issuer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1.

(b)                                 Effectiveness of Resignation or Removal.  No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entered into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c)                                  Transition and Expenses.  If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer.  The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice in reasonable detail from the Issuer or the successor Asset Representations Reviewer.

Section 5.4.                                 Merger, Consolidation or Succession.  Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the Asset Representations Reviewer’s business, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement.  Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI
OTHER AGREEMENTS

Section 6.1.                                 Independence of Asset Representations Reviewer.  The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless authorized by the Issuer or the

Owner Trustee, respectively, the Asset Representations Reviewer will have no authority to act for or represent the Issuer or the Owner Trustee and will not be considered an agent of the Issuer or the Owner Trustee.  Nothing in this Agreement will make the Asset Representations Reviewer and either of the Issuer or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2.                                 No Petition.  Each of the parties agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.  This Section 6.2 will survive the termination of this Agreement.

Section 6.3.                                 Limitation of Liability of Owner Trustee .  This Agreement has been signed on behalf of the Issuer by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer.  In no event will U.S. Bank Trust National Association in its individual capacity or a beneficial owner of the Issuer be liable for the Issuer’s obligations under this Agreement.  For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

Section 6.4.                                 Termination of Agreement.  This Agreement will terminate on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.                                 Amendments.

(a)                                 Amendments.  The parties may amend this Agreement:

(i)                                     to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case, without the consent of the Noteholders or any other Person;

(ii)                                  to add, change or eliminate terms of this Agreement, in each case, without the consent of the Noteholders or any other Person, if the Administrator delivers an Officer’s Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)                               to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 7.1(a)(ii), with the consent of the Noteholders of a majority of the Note Balance of each Class of Notes Outstanding (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class).

(b)                                 Indenture Trustee Consent.  No amendment to this Agreement that could have a material adverse effect on the rights or responsibilities of the Indenture Trustee will be effective without the consent of the Indenture Trustee.

(c)                                  Notice of Amendments.  The Administrator will notify the Rating Agencies in advance of any amendment.  Promptly after the execution of an amendment, the Administrator will deliver a copy of the amendment to the Rating Agencies.

Section 7.2.                                 Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)                                 Assignment.  Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b)                                 Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer.  No other Person will have any right or obligation under this Agreement.

Section 7.3.                                 Notices.

(a)                                 Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)                                     for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)                                  for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)                               for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)                              for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)                                 Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule B to the Sale and Servicing Agreement, which address the party may change by notifying the other parties.

Section 7.4.                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 7.5.                                 Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding has been brought in an inconvenient forum.

Section 7.6.                                 WAIVER OF JURY TRIAL.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT.

Section 7.7.                                 No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.8.                                 Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.9.                                 Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.10.                          Counterparts.  This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

FORD CREDIT AUTO OWNER TRUST 2019-A,
as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC,
as Servicer

By:
	Name:	Ryan Hershberger
	Title:	Assistant Treasurer

CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Review Materials

1.                                      A copy of the Receivable File that includes the following documents, if applicable:

(a)                                 The retail installment sale contract or similar document that evidences the Receivable (the “Retail Installment Sale Contract” and, taking into account any Amendments (as defined below), the “Contract”);

(b)                                 The following documents related to the Retail Installment Sale Contract (collectively, the “Amendments”):

(i)                                     Any correction notices to the Contract prior to the Cutoff Date; and

(ii)                                  Any modification agreements completed by the parties to the Retail Installment Sale Contract prior to the Cutoff Date;

(c)                                  The certificate of title, motor vehicle lien statement, application for title, application for registration for motor vehicle, certificate of origin or manufacturer statement of origin for a vehicle, or other evidence (including eAtlas reporting for electronic titling states) showing the security interest in the Financed Vehicle (collectively, the “Title Documents”);

(d)                                 Any ancillary documents for credit insurance, service contracts or other products and services (collectively, the “Ancillary Documents”);

(e)                                  Military orders;

(f)                                   The credit application; and

(g)                                  State specific documents related to the Retail Installment Sale Contract.

2.                                      Copies of applicable Ford Credit procedures, as of the date of the Retail Installment Sale Contract, including:

(a)                                 Ford Credit’s procedure listing approved contract forms as of the date of the Contract (the “List of Approved Contract Forms”);

(b)                                 Ford Credit’s procedure listing acceptable name variations of Ford Credit and Lincoln Automotive Financial Services (the “List of Acceptable Name Variations”); and

(c)                                  Ford Credit’s procedure listing approved providers and form numbers for service contracts and other products (the “List of Approved Products”).

3.                                      A copy of the Agreement to Terms of Assignment with the Dealer that originated the Receivable (the “Dealer Assignment”).

4.                                      Applicable screen prints from Ford Credit’s receivables systems.

SA-1

Schedule B

Representations and Warranties and Tests

Representation and Warranty (Section references are to the Receivables Purchase Agreement)	Tests

Section 3.3(a) — Origination. The Receivable was originated by a Dealer in the United States under United States law for the retail sale of a Financed Vehicle in the ordinary course of the Dealer’s business. The Receivable was signed by the Dealer and the Obligor. The Receivable was purchased by the Sponsor from the Dealer and validly assigned by the Dealer to the Sponsor.

Test 3.3(a) — 1: Dealer Address

Observe the address of the Dealer on the Contract and confirm it is in the United States.

Test 3.3(a) — 2: Contract Signed

Observe the Contract and confirm signatures are present for the Dealer and the Obligor.

Test 3.3(a) — 3: Contract Form

Observe the form number and revision date on the Contract and confirm they are on the List of Approved Contract Forms.

Test 3.3(a) — 4: Valid Assignment

Observe the Contract and confirm the Dealer’s signature is present as assignor on the Contract or on a separate form.

Test 3.3(a) — 5: Dealer Confirmation

Observe the Dealer name on the Contract and confirm it matches the Dealer name on the Dealer Assignment.

Section 3.3(b) — Simple Interest. The Receivable provides for level monthly payments in United States dollars that fully amortize the Amount Financed by its stated maturity and yield interest at the Annual Percentage Rate. The Receivable applies a simple interest method of allocating a fixed payment to principal and interest.

Test 3.3(b) — 1: Level Monthly Payments

Review the Contract and confirm it reflects a level monthly payment except that the final payment may be different by up to the amount of the prior level monthly payments.

Test 3.3(b) — 2: U.S. Dollars

Observe the Contract and confirm it is payable in U.S. dollars.

Test 3.3(b) — 3: Amortization

Observe the “Federal Truth-in-Lending Disclosures” box of the Contract and confirm “Number of Payments” times “Amount of Payments” equals “Total of Payments.”

Test 3.3(b) — 4: Simple Interest

Review the Contract and confirm it is a simple finance charge contract.

Section 3.3(c) — Prepayment. The Receivable allows for prepayment without penalty.	Test 3.3(c) — 1: Prepayment without Penalty Review the Contract and confirm it contains a prepayment disclosure that does not require a penalty.

Section 3.3(d) — No Government Obligors. The Receivable is not an obligation of the United States or a State or local government or any agency, department, instrumentality or political subdivision of the United States or a State or local government.

Test 3.3(d) — 1: No Government Obligor

Observe the Contract and confirm the Financed Vehicle is purchased for personal use or, if not, confirm the Obligor is not a government Obligor. If the name of the Obligor contains a word indicating it may be a government Obligor, use online sources to confirm the Obligor is a commercial business and not a government Obligor.

Representation and Warranty (Section references are to the Receivables Purchase Agreement)	Tests
Section 3.3(e) — Insurance. The Receivable requires the Obligor to have physical damage Insurance covering the Financed Vehicle.	Test 3.3(e) — 1: Insurance Review the Contract and confirm it contains an agreement from the Obligor to insure against loss of or risk to the Financed Vehicle.

Section 3.3(f) — Compliance with Underwriting Procedures. The Receivable was underwritten according to the Underwriting Procedures in effect at the time in all material respects.

Test 3.3(f) — 1: Contract Form

Observe the form number and revision date on the Contract and confirm they are on the List of Approved Contract Forms.

Test 3.3(f) — 2: Financed Vehicle Description

Observe the Contract and confirm the description of the Financed Vehicle, including the vehicle identification number, year, make and model, new, used or demo and use, matches the vehicle information for the Receivable in Ford Credit’s receivables systems.

Observe each Ancillary Document, if any, and confirm any information describing the Financed Vehicle matches the corresponding information in the Contract.

Test 3.3(f) — 3: Net Trade Information

Observe the Contract and confirm the net trade-in amount, if any, equals the difference between the value of the trade-in vehicle and the amount the Obligor owes for the trade-in.

Test 3.3(f) — 4: Fees and Additional Products

Observe the fees, if any, included in the “Itemization of Amount Financed” section of the Contract and confirm they do not exceed the limits stated in the applicable Ford Credit procedure.

Observe the amount for each additional product, if any, included in the “Itemization of Amount Financed” section of the Contract and confirm each amount does not exceed the advance cap amount stated in the applicable Ford Credit procedure.

Test 3.3(f) — 5: Contract Signed

Observe the Contract and confirm signatures are present for the Dealer and the Obligor.

Test 3.3(f) — 6: Insurance Signatures

Observe the insurance section of the Contract and confirm that no insurance products were purchased or, if so, confirm signatures are present for the Obligor in the insurance section of the Contract.

Test 3.3(f) — 7: Dealer Confirmation

Observe the Dealer name on the Contract and confirm it matches the Dealer name on the Dealer Assignment.

Test 3.3(f) — 8: Additional Document Requirements

Observe the Receivable in Ford Credit’s receivables systems and confirm that no additional document requirements are indicated for origination or, if so, confirm all required documents are in the Receivable File.

Representation and Warranty (Section references are to the Receivables Purchase Agreement)	Tests

Test 3.3(f) — 9: Notice to Co-Signer

Observe the Contract and confirm the Financed Vehicle is purchased for personal use and, if so, confirm if a “Notice to Cosigner” document is required by the applicable Ford Credit procedure and, if so, confirm a signed and dated “Notice to Cosigner” document is in the Receivable File.

Test 3.3(f) — 10: Rate Cap Confirmation

Observe the APR on the Contract and confirm it does not exceed the rate indicated in Ford Credit’s receivables systems by more than the rate cap allowed in the applicable Ford Credit procedure.

Section 3.3(g) — Valid Assignment. The Receivable was originated in, and is subject to the laws of, a jurisdiction which permits the sale and assignment of the Receivable. The terms of the Receivable do not limit the right of the owner of the Receivable to sell the Receivable.

Test 3.3(g) — 1: Contract Form Observe the form number and revision date on the Contract and confirm they are on the List of Approved Contract Forms.

Section 3.3(h) — Compliance with Law. At the time it was originated, the Receivable complied in all material respects with all requirements of law in effect at the time.

Test 3.3(h) — 1: Contract Form

Observe the form number and revision date on the Contract and confirm they are on the List of Approved Contract Forms.

Test 3.3(h) — 2: Annual Percentage Rate

Observe the APR in the “Federal Truth-in-Lending Disclosures” box of the Contract. Calculate the APR, using “Amount Financed,” “Number of Payments,” first payment due date, and “Amount of Payments” from the “Federal Truth-in-Lending Disclosures” box and the date of the Contract and confirm it matches the APR disclosed or confirm any difference is within the legal tolerance of 0.125 percent.

Test 3.3(h) — 3: Legibility of Contract

Observe the “Federal Truth-in-Lending Disclosures” box of the Contract and confirm all printed sections are legible and aligned on the correct line.

Test 3.3(h) — 4: Additional Product Provider and Form

Observe the provider name, form number and revision date on each Ancillary Document, if any, and confirm they are on the List of Approved Products.

Test 3.3(h) — 5: Amount Financed

Observe the “Itemization of Amount Financed” section of the Contract and confirm each line with a “$,” is completed.

Observe “Amount Financed” in the “Federal Truth-in-Lending Disclosures” box of the Contract. Calculate “Amount Financed” using the dollar amounts in the “Itemization of Amount Financed” section of the Contract and confirm it matches “Amount Financed” in the “Federal Truth-in-Lending Disclosures” box of the Contract.

Test 3.3(h) — 6: Total of Payments

Observe the “Federal Truth-in-Lending Disclosures” box of the Contract and confirm “Amount Financed” plus “Finance Charge” equals “Total of Payments.”

Representation and Warranty (Section references are to the Receivables Purchase Agreement)	Tests

Test 3.3(h) — 7: Payment Schedule

Observe the first scheduled due date in the payment schedule section of the “Federal Truth-in-Lending Disclosures” box of the Contract and confirm it follows the payment due date requirements in the applicable Ford Credit procedure.

Test 3.3(h) — 8: Amortization

Observe the “Federal Truth-in-Lending Disclosures” box of the Contract and confirm “Number of Payments” times “Amount of Payments” equals “Total of Payments.”

Test 3.3(h) — 9: Total Sale Price

Observe the “Federal Truth-in-Lending Disclosures” box of the Contract and confirm “Total of Payments” plus the total downpayment, if any, equals “Total Sale Price.”

Test 3.3(h) — 10: Equal Credit Opportunity Act - Origination

Review the Receivable in Ford Credit’s receivables systems and confirm any comments at origination do not conflict with the prohibited practices described in the applicable Ford Credit procedure.

Test 3.3(h) — 11: State Disclosures; Contract Form

Observe the form number and revision date on the Contract and confirm they are on the List of Approved Contract Forms.

Test 3.3(h) — 12: State Disclosures; Contract Complete

Observe the Contract and confirm all lines on the Contract are completed or properly left blank.

Test 3.3(h) — 13: State Specific Underwriting Requirements

Observe the state in the address of the Dealer on the Contract. If the state is listed below, perform the tests for the specific state.

California

California -1 — Used Vehicle Exception

Observe the Contract and confirm the Financed Vehicle is not disclosed as “used” or, if so, confirm if Ford Credit’s receivables systems indicates the Financed Vehicle is “new” and, if so, confirm a completed and signed “California Used Vehicle Exception” form is in the Receivable File.

California — 2 — Cancellation Option

Observe the Contract and confirm the Financed Vehicle is not disclosed as “used” with a cash price of less than $40,000 and is purchased for personal use or, if so, confirm a completed and signed contract cancellation option agreement is in the Receivable File.

California — 3 — Translation

Confirm there is no receipt of translation form or a translated Contract in the Receivable File or, if so, confirm the receipt of translation form is signed or the translated Contract is completed.

Illinois

Confirm there is no translation acknowledgment form in the Receivable File or, if so, confirm it is completed and signed.

Representation and Warranty (Section references are to the Receivables Purchase Agreement)	Tests

Kansas

Observe the Contract and confirm that no credit insurance was purchased or, if so, confirm the “Credit Insurance Premium Refund Notice” is in the Receivable File and the date of the form is within ten days of the Contract purchase date.

Louisiana

Observe the Contract and confirm that no GAP product was purchased or, if so, confirm a completed and signed “GAP Coverage Disclosure Form” is in the Receivable File.

Massachusetts

Observe the Contract and confirm that no GAP product was purchased or, if so, confirm the APR on the Contract does not exceed 15%, or if so, confirm a “Massachusetts GAP Cancellation Worksheet” is in the Receivable File and the recalculated percentage on the form does not exceed 21%.

Minnesota

Confirm a completed “Purchase/Buyer’s Order” is in the Receivable File.

New York

Confirm there is no translation acknowledgment form in the Receivable File or, if so, confirm the form is completed and signed.

Ohio

Observe the Contract and confirm credit insurance was not purchased or, if so, confirm a completed and signed “Notice of Optional Credit Insurance” form is in the Receivable File.

Pennsylvania

Confirm a signed “Disclosure to Applicant Buyer” form is in the Receivable File.

Vermont

Confirm a signed “State of Vermont Disclosure Form” is in the Receivable File and the dollar amounts on the form match the corresponding dollar amounts on the Contract.

Section 3.3(i) — Binding Obligation. The Receivable is on a form contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the Financed Vehicle and represents the legal, valid and binding payment obligation of the Obligor, enforceable in all material respects by the holder of the Receivable, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles and consumer protection laws.

Test 3.3(i) — 1: Contract Form Observe the form number and revision date on the Contract and confirm they are on the List of Approved Contract Forms.

Representation and Warranty (Section references are to the Receivables Purchase Agreement)	Tests

Section 3.3(j) — Security Interest in Financed Vehicle. The Sponsor has, or the Servicer has started procedures that will result in the Sponsor having, a perfected, first priority security interest in the Financed Vehicle, which security interest was validly created and is assignable by the Sponsor to the Depositor.

Test 3.3(j) — 1: Security Interest in Financed Vehicle

Observe the Title Documents and confirm they show either Ford Credit or Lincoln Automotive Financial Services, using a name included in the List of Acceptable Name Variations, as the first lienholder.

Observe the Obligor name(s) on the Contract and confirm it/they match(es) the name(s) on the Title Documents.

Observe the vehicle identification number on the Contract and confirm it matches the vehicle identification number on the Title Documents.

Section 3.3(k) — Good Title to Receivable. Immediately before the sale and assignment under this Agreement, the Sponsor has good and marketable title to the Receivable free and clear of any Lien, other than Permitted Liens, and, immediately after the sale and assignment under this Agreement, the Depositor will have good and marketable title to the Receivable, free and clear of any Lien, other than Permitted Liens.

Test 3.3(k) — 1: Valid Assignment

Observe the Contract and confirm the Dealer’s signature is present as assignor either on the Contract or on a separate form.

Test 3.3(k) — 2: System Marking

Observe the Receivable in Ford Credit’s receivables systems as of the end of the month in which the sale and assignment of the Receivable to the Depositor occurred and confirm it is marked as sold and the pool number indicated matches the pool number for the securitization transaction related to the Agreement.

Section 3.3(l) — Chattel Paper. The Receivable is either “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC and there is only one original authenticated copy of each Receivable.

Test 3.3(l) — 1: Contract Signed

Observe the Contract and confirm signatures are present for the Dealer and Obligor.

Test 3.3(l) — 2: Contract Form

Observe the form number and revision date on the Contract and confirm they are on the List of Approved Contract Forms.

Test 3.3(l) — 3: One Original

Observe the Contract and confirm it is an electronic contract or, if not, confirm it states “original” above the ply description line.

Section 3.3(m) — Servicing. The Receivable was serviced in compliance with law and the Servicing Procedures in all material respects from the time it was originated to the Cutoff Date.

Test 3.3(m) — 1: Payment Application

Observe the APR on the Contract and confirm it matches the APR for the Receivable in Ford Credit’s receivables systems.

Observe the date of the Contract. Count the number of days from that date to the date the first payment was applied on the Receivable, as indicated in Ford Credit’s receivables system, and confirm the amount to be applied to interest and principal is calculated correctly at the APR indicated in Ford Credit’s receivables systems for the number of days counted.

Test 3.3(m) — 2: Credit Bureau Reporting

Observe the Receivable in Ford Credit’s receivables system and confirm the number of days, if any, the Receivable was past due for each month preceding the Cutoff Date matches the information reported to the credit bureaus for the Receivable.

Representation and Warranty (Section references are to the Receivables Purchase Agreement)	Tests

Test 3.3(m) — 3: Obligor Complaints

Observe the Receivable in Ford Credit’s receivables systems and confirm that “Complaints/Feedback” is not indicated for the Receivable as of the Cutoff Date or, if so, confirm that the documentation indicated in Ford Credit’s receivables systems related to the complaint follows the applicable Ford Credit procedures.

Test 3.3(m) — 4: Equal Credit Opportunity Act - Servicing

Observe the customer service notes, if any, for the Receivable in Ford Credit’s receivables systems and confirm any comments do not conflict with the prohibited practices described in the applicable Ford Credit procedure.

Test 3.3(m) — 5: Servicemembers Civil Relief Act

Observe the Receivable in Ford Credit’s receivables systems and confirm that Servicemembers Civil Relief Act is not indicated for the Receivable as of the Cutoff Date or, if so and if military orders are in the Receivable File, confirm the APR for the Receivable indicated in Ford Credit’s receivables systems is less than or equal to 6%.

Section 3.3(n) — No Bankruptcy. As of the Cutoff Date, the Sponsor’s receivables systems do not indicate that the Obligor on the Receivable is a debtor in a bankruptcy proceeding.	Test 3.3(n) — 1: No Bankruptcy Observe the “Bankrupt” field for the Receivable in Ford Credit’s receivables systems as of the Cutoff Date and confirm it is blank.

Section 3.3(o) — Receivable in Force. As of the Cutoff Date, neither the Sponsor’s receivables systems nor the Receivable File indicate that the Receivable was satisfied, subordinated or rescinded, or that the Financed Vehicle was released from the Lien created under the Receivable.

Test 3.3(o) — 1: Receivable in Force Observe the Receivable in Ford Credit’s receivables systems, and confirm it was an active account on the Cutoff Date.

Section 3.3(p) — No Amendments or Modifications. No material term of the Receivable has been affirmatively amended or modified, except amendments and modifications indicated in the Sponsor’s receivables systems or in the Receivable File.

Test 3.3(p) — 1: No Amendments

Observe the Receivable in Ford Credit’s receivables systems and confirm a “Substitution Agreement” and/or “Transfer of Equity” account message is not indicated or, if so, confirm a substitution agreement and/or transfer agreement is in the Receivable File.

Section 3.3(q) — No Extensions. As of the Cutoff Date, the Receivable was not amended to extend the due date for any payment other than a change of the monthly due date.	Test 3.3(q) — 1: No Extensions Observe the Receivable in Ford Credit’s receivables system and confirm it was not extended as of the Cutoff Date.

Section 3.3(r) — No Defenses. There is no right of rescission, setoff, counterclaim or defense asserted or threatened against the Receivable indicated in the Sponsor’s receivables systems or in the Receivable File.

Test 3.3(r) — 1: No Defenses

Observe the Receivable in Ford Credit’s receivables system and confirm there are no “Litigation Pending,” “Attorney Representation” and/or “Second Lien” account messages or, if so, confirm the account message(s) were not present as of the Cutoff Date.

Representation and Warranty (Section references are to the Receivables Purchase Agreement)	Tests
Section 3.3(s) — No Payment Default. Except for a payment that is not more than 30 days Delinquent as of the Cutoff Date, no payment default exists on the Receivable.	Test 3.3(s) — 1: No Payment Default Observe the Receivable in Ford Credit’s receivables system and confirm it was not more than 30 days Delinquent as of the Cutoff Date.

Section 3.3(t) — Term of Receivable. The original term of the Receivable is not greater than 72 months counting the period from the origination date to the first payment date as a single month.

Test 3.3(t) — 1: Term of Receivable
Observe the “Number of Payments” from the payment schedule section of the “Federal Truth-in-Lending Disclosures” box of the Contract and confirm the total number of payments is 72 or fewer.

Section 3.3(u) — Scheduled Payments. The first scheduled due date on the Receivable is not later than 30 days after the Cutoff Date.

Test 3.3(u) — 1: Scheduled Payments
Observe the first scheduled due date in the payment schedule section of the “Federal Truth-in-Lending Disclosures” box of the Contract and confirm it is prior to the Cutoff Date or, if not, is less than or equal to 30 days after the Cutoff Date.